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                                                                      Exhibit 21

Subsidiaries of Cleveland-Cliffs Inc
------------------------------------                        Jurisdiction
                                                               of
                                                            Incorporation
                                                                or
Name of Subsidiary                                          Organization
------------------                                          ------------
 Cleveland-Cliffs Company (1)                               Ohio
 Cleveland-Cliffs Ore Corporation (1), (2), (3)             Ohio
 Cliffs Biwabik Ore Corporation (2)                         Minnesota
 Cliffs Copper Corp.                                        Ohio
 Cliffs Empire, Inc. (1), (4)                               Michigan
 Cliffs Engineering, Inc. (1)                               Colorado
 Cliffs Forest Products Company (1)                         Michigan
 Cliffs Fuel Service Company (1)                            Michigan
 Cliffs IH Empire, Inc. (1)                                 Michigan
 Cliffs Marquette, Inc. (1), (3)                            Michigan
 Cliffs MC Empire, Inc. (1), (4)                            Michigan
 Cliffs Mining Company                                      Delaware
 Cliffs Mining Services Company                             Delaware
 Cliffs Minnesota Minerals Company                          Minnesota
 Cliffs Oil Shale Corp. (1)                                 Colorado
 Cliffs of Canada Limited (1)                               Ontario, Canada
 Cliffs Reduced Iron Corporation                            Delaware
 Cliffs Resources, Inc. (7)                                 Delaware
 Cliffs Synfuel Corp. (1)                                   Utah
 Cliffs Tilden, Inc. (1), (2)                               Michigan
 Cliffs TIOP, Inc. (1), (8), (9)                            Michigan
 Empire-Cliffs Partnership (4)                              Michigan
 Empire Iron Mining Partnership (10)                        Michigan
 Escanaba Properties Company (1), (11)                      Michigan
 Escanaba Properties Partnership (11)                       Michigan
 Hibbing Taconite Company, a joint venture (12)             Minnesota
 J&L-Cliffs Ore Partnership (2), (13)                       Ohio
 Kentucky Coal Company                                      Delaware
 Lake Superior & Ishpeming Railroad Company (7)             Michigan
 Lasco Development Company (7)                              Michigan
 Marquette Iron Mining Partnership (3)                      Michigan
 Mattagami Mining Co. Limited (14)                          Ontario, Canada
 Mesabi Radio Corporation (14)                              Minnesota
 Minerais Midway Ltee-Midway Ore Company Ltd. (14)          Quebec, Canada
 Mines Hilton Ltee-Hilton Mines, Ltd. (14)                  Quebec, Canada
 Northshore Mining Company (5)                              Delaware
 Northshore Sales Company (6)                               Ohio
 Northwest Iron Co. Ltd. (15)                               Delaware
 Peninsula Land Corporation (14)                            Michigan

---------------
 See footnote explanation on pages 69-70.



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                                                              Jurisdiction
                                                                   of
                                                              Incorporation
                                                                   or
Name of Subsidiary                                            Organization
------------------                                            ------------
 Pickands Erie Corporation (14)                               Minnesota
 Pickands Hibbing Corporation (14)                            Minnesota
 Pickands Mather & Co. International                          Delaware
 Pickands Mather Services Inc. (14)                           Delaware
 Pickands Radio Co. Ltd. (14)                                 Quebec, Canada
 Robert Coal Company (16)                                     Delaware
 Savage River Motor Inn Pty. Ltd. (17)                        Tasmania
 Seignelay Resources, Inc. (14)                               Delaware
 Silver Bay Power Company (6)                                 Delaware
 Syracuse Mining Company (14)                                 Minnesota
 Tetapaga Mining Company Limited (1)                          Ohio
 Tilden Iron Ore Partnership (6), (13)                        Michigan
 Tilden Magnetite Partnership (9)                             Michigan
 Tilden Mining Company, a joint venture (2), (8), (13)        Michigan
 The Cleveland-Cliffs Iron Company                            Ohio
 The Cleveland-Cliffs Steamship Company (1)                   Delaware
 The Mesaba-Cliffs Mining Company (18)                        Minnesota
 Virginia Eastern Shore Land Co. (1)                          Delaware

---------------
 (1) The named subsidiary is a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

 (2) J&L-Cliffs Ore Partnership is an Ohio partnership and a 36% associate in the Tilden Mining Company, a joint venture. Cleveland-Cliffs Ore Corporation and Cliffs Tilden, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in the J&L-Cliffs Ore Partnership. Cleveland-Cliffs Ore Corporation also owns 100% of Cliffs Biwabik Ore Corporation.

 (3) Marquette Iron Mining Partnership is a Michigan partnership. Cleveland-Cliffs Ore Corporation and Cliffs Marquette, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in Marquette Iron Mining Partnership.

 (4) Empire-Cliffs Partnership is a Michigan partnership. Cliffs MC Empire, Inc. and Cliffs Empire, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in Empire-Cliffs Partnership.

 (5) The named subsidiary is a wholly-owned subsidiary of Cliffs Minnesota Minerals Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.


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 (6)      The named subsidiary is a wholly-owned subsidiary of Northshore
          Mining Company, which in turn is a wholly-owned subsidiary of Cliffs Minnesota Minerals Company.

 (7) Cliffs Resources, Inc. owns a 99.3% interest in Lake Superior & Ishpeming Railroad Company. Lasco Development Company is a wholly-owned subsidiary of Lake Superior & Ishpeming Railroad Company.

 (8) Tilden Iron Ore Partnership is a Michigan partnership and a 64% associate in the Tilden Mining Company, a joint venture. Cliffs TIOP, Inc., a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has a 37.5% interest in the Tilden Iron Ore Partnership.

 (9) Tilden Magnetite Partnership is a Michigan partnership. Cliffs TIOP, Inc., a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has a 33.333% interest in the Tilden Magnetite Partnership.

(10) Empire Iron Mining Partnership is a Michigan partnership. The Cleveland-Cliffs Iron Company has a 22.56% indirect interest in the Empire Iron Mining Partnership.

(11) Escanaba Properties Partnership is a Michigan partnership. Escanaba Properties Company, a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has a 87.5% interest in the Escanaba Properties Partnership.

(12) Cliffs Mining Company has a 10% and Pickands Hibbing Corporation has a 5% interest in Hibbing Taconite Company, a joint venture.

(13) Tilden Mining Company is a joint venture in which Tilden Iron Ore Partnership is a 64% associate and J&L-Cliffs Ore Partnership is a 36% associate.

(14) The named subsidiary is a wholly-owned subsidiary of Cliffs Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(15)      Cliffs Mining Company owns a 72.4% interest in Northwest Iron Co.
          Ltd.

(16) The named subsidiary is a wholly-owned subsidiary of Kentucky Coal Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(17) The named subsidiary is a wholly-owned subsidiary of Pickands Mather & Co. International, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(18) The Cleveland-Cliffs Iron Company owns a 86.4% interest in The Mesaba-Cliffs Mining Company.


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